UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 7, 2007

THE CHILDREN’S PLACE RETAIL STORES, INC.
(Exact name of registrant as specified in charter)

Delaware	0-23071	31-1241495
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

915 Secaucus Road, Secaucus, New Jersey, 07094
(Address of Principal Executive Offices) (Zip Code)

(201) 558-2400
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR  230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR  240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the  Exchange Act (17 CFR  240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the  Exchange Act (17 CFR  240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The Children's Place Retail Stores, Inc. (the "Company"), its subsidiaries Hoop Retail Stores, LLC and Hoop Canada, Inc. (collectively, "Hoop") and TDS Franchising LLC ("TDSF"), a subsidiary of The Walt Disney Company, entered into a letter agreement (the "June Letter Agreement") on June 7, 2007 (dated as of June 6, 2007), addressing issues that had been raised by TDSF, as previously disclosed by the Company, relating to the compliance by Hoop with certain provisions of the Disney Store License and Conduct of Business Agreement dated November 21, 2004 (the "License Agreement"), under which Hoop holds a long-term license to operate the Disney Store retail chain in North America. The June Letter Agreement culminates the discussions that have taken place between TDSF, the Company and Hoop over the last few months regarding these issues. The June Letter Agreement sets forth TDSF's position that Hoop has committed 120 uncured material breaches of the License Agreement, primarily relating to Hoop's obligations with respect to store remodeling and store maintenance. TDSF has asserted that the existence of these breaches would permit TDSF to exercise its rights and remedies under the License Agreement, which could include termination of the License Agreement.

The June Letter Agreement modifies certain provisions of the License Agreement and creates certain additional obligations on the part of the Company and Hoop, as follows:

 1. Hoop has agreed to develop a new store prototype for Disney Stores and for Disney Store outlets and to obtain TDSF's approval of these new store prototypes during June 2007. Thereafter, Hoop will convert nine existing Disney Stores identified in the June Letter Agreement to the new store prototype by specified dates during the third and fourth quarters of fiscal 2007, based upon a detailed timeline for each of these stores. In addition, by the end of fiscal 2008, Hoop will convert at least 67 additional existing Disney Stores identified in the June Letter Agreement to the new store prototype and will open at least 18 new Disney Stores using the new prototype. Hoop will convert to the new prototype at least 53 additional existing stores by the end of fiscal 2009, at least 70 additional existing stores by the end of fiscal 2010, and at least 35 additional existing stores by the end of fiscal 2011. In addition to the 18 new stores to be opened by the end of fiscal 2008 using the new store prototype, Hoop has the right to open up to a specified number of additional new stores using the new store prototype during each fiscal year.

2. Hoop has also agreed to conduct a review of all existing Disney Stores bearing the "Mickey" store design (excluding those "Mickey" stores that are to be converted to the new store prototype), as well as all existing Disney Stores bearing the "Castle" design that were constructed after November 2004, and to deliver to TDSF, by June 30, 2007, a written report on this review, along with an enhanced maintenance and remodel plan for these stores and a detailed timeline for implementation of this plan. Once this enhanced maintenance and remodel plan is approved by TDSF, Hoop will implement this plan at 25 existing store locations by December 31, 2007 and at all remaining stores bearing these store designs (approximately fifteen additional store locations) by March 31, 2008.

3. Similarly, Hoop has agreed to conduct a review of all existing Disney Stores bearing the "pink and green" store design, as well as all existing Disney Stores bearing the "Castle" design that were constructed prior to November 2004, and to deliver to TDSF, during July and August 2007, an enhanced maintenance and remodel plan for these stores and a detailed timeline for implementation of this plan. Once this enhanced maintenance and remodel plan is approved by TDSF, Hoop will implement this plan at one-half of these store locations by March 31, 2008 and at the remaining stores bearing these store designs by June 30, 2008.

4. Hoop has also agreed to prepare a refresh and enhancement plan for the Disney Store flagship location on Michigan Avenue in Chicago and to expend at least $200,000 on this store by August 31, 2007.

5. As required by the June Letter Agreement, the Company's Board of Directors has approved the June Letter Agreement and the expenditures of $175 million over the period between June 6, 2007 and January 31, 2012 to implement the renovation and maintenance plans called for by the June Letter Agreement.

6. The maintenance and store renovation requirements of the June Letter Agreement will supersede the store renovation provisions in Section 9.3.5(b)(i) and (ii) of the original License Agreement through January 31, 2012, so long as the June Letter Agreement remains in effect and is not terminated by TDSF in accordance with its terms. Following January 31, 2012 (or a termination of the June Letter Agreement), the store renovation provisions in Section 9.3.5(b)(i) and (ii) of the original License Agreement will become effective again.

7. Hoop has also agreed that, with respect to those Disney Stores that were identified as "Non-Core Stores" for purposes of the original License Agreement, for which Hoop was entitled to an extended royalty abatement under the License Agreement, to the extent that the lease for any such store was or is renewed but the store is not remodeled within a specified time period after such lease renewal, Hoop will no longer be entitled to the royalty abatement for these stores.

8. The parties have also agreed to amend the License Agreement in order to reduce certain of the restrictions on TDSF's ability to grant direct merchandising licenses to other specialty retail store chains.

9. Hoop has agreed to conduct consumer research regarding the need for a differentiated merchandising plan for Disney Store outlets and, if requested by TDSF based on such research, to develop and implement such a plan during fiscal 2008.

10. Finally, TDSF and Hoop have agreed to certain modifications of the provisions of the License Agreement establishing standards for Disney Store merchandise based upon Disney merchandise available through other retailers and to modify the provisions that would apply to a potential wind-down of the Disney Store business following any termination of the License Agreement.

The June Letter Agreement provides that, if the Company and Hoop fully comply with its terms, TDSF will forebear from exercising any rights or remedies that TDSF would have based on the existing breaches of the License Agreement that are identified in the June Letter Agreement. However, TDSF will have the right to terminate this forbearance and the June Letter Agreement if the Company and/or Hoop violate any of the provisions of the June Letter Agreement on one or more occasions, in which event TDSF would be free to exercise any or all of its rights and remedies under the existing License Agreement, which include possible termination of the License Agreement. In addition, if the Company and/or Hoop violate any of the provisions of the June Letter Agreement on three or more occasions (assuming the June Letter Agreement has not previously been terminated by TDSF), Hoop will be required to make an immediate payment of $18.0 million to TDSF.

In the event that the Company and/or Hoop violate any of the provisions of the June Letter Agreement on five or more occasions, the Company and Hoop have agreed that TDSF will have the right to terminate the License Agreement, without any right on the part of Hoop or the Company to defend, counterclaim, protest or cure.

The June Letter Agreement provides that if the Company and Hoop fully comply with the terms of the June Letter Agreement, Hoop will be deemed to have cured all the existing breaches of the License Agreement that were identified in the June Letter Agreement. Disney would continue to retain all its other rights and remedies under the License Agreement with respect to any other breaches that may occur.

Item 8.01 Other Events

On June 7, 2007, the Company issued a press release containing its sales results for the four-week period ended June 2, 2007.

A copy of the Company’s press release is included as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired: Not applicable

(b)	Pro Forma Financial Information: Not applicable

(c)	Exhibits:

99.1	Press Release dated June 7, 2007.

[SIGNATURE BLOCK FOLLOWS]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHILDREN’S PLACE RETAIL STORES, INC.

By:	/s/ Susan Riley
Name: Susan Riley Title: Executive Vice President, Finance and Administration

Dated: June 7, 2007